Exhibit 99.1

EXECUTED VERSION

LOAN EXTENSION AND MODIFICATION AGREEMENT
THIS LOAN EXTENSION AND MODIFICATION AGREEMENT (this “Agreement”) is made and entered into as of June 11, 2024 (the “Effective Date”), by and among WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF DBCG 2017-BBG MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES (together with its successors and assigns, the “Lender”) and 731 OFFICE ONE LLC, a Delaware limited liability company (“Borrower”). The parties hereto, as identified above, may be collectively referred to hereinafter as the “Parties”.
RECITALS
A.DEUTSCHE BANK AG, NEW YORK BRANCH and CITIGROUP GLOBAL MARKETS REALTY CORP. (collectively, “Original Lender”) made a loan in the original principal amount of FIVE HUNDRED MILLION AND 00/100 DOLLARS ($500,000,000.00) (the “Loan”) to Borrower, as evidenced by (i) that certain Promissory Note A-1 dated June 1, 2017 in the original principal amount of $350,000,000 from Borrower payable to the order of Deutsche Bank AG, New York Branch and (ii) that certain Promissory Note A-2 dated June 1, 2017 in the original principal amount of $150,000,000 from Borrower payable to the order to Citigroup Global Markets Realty Corp. (collectively, as the same may have been modified or amended, the “Note”).
B.The Loan is further evidenced and secured by, among other things, that certain Loan Agreement of even date with the Note between Borrower and Original Lender (as the same may have been amended, modified, or extended, the “Loan Agreement”), and that certain Consolidated Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement of even date with the Note (the “Security Instrument”) from Borrower for the benefit of Original Lender, covering certain property described in the Security Instrument (the “Property”). The Note, the Loan Agreement, the Security Instrument and all other such documents and instruments executed in connection with the Loan or otherwise evidencing, securing, governing or pertaining to the Loan are hereinafter referred to collectively as the “Loan Documents.” Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.
C.Original Lender subsequently assigned all of its right, title and interest in the Loan and the Loan Documents to Lender, and Lender is the current owner and holder of the Loan and the Loan Documents, pursuant to certain assignments and endorsements executed and delivered prior to the date hereof and Wells Fargo Bank, National Association, in its capacity as special servicer (the “Special Servicer”), is authorized to service the Loan on behalf of Lender.
D.In connection with the amendment of the Bloomberg Lease, Borrower and Lender entered into that certain Agreement Regarding SNDA, dated as of May 3, 2024 (the “Agreement Regarding SNDA”) and Borrower deposited $66,808,000.00 with Lender (the “Lease Funds”).

E.Borrower has requested that Lender (i) extend the Maturity Date of the Loan (the “Extension”) to October 11, 2024 to grant the Borrower additional time to refinance the Loan (the “Refinancing”) and (ii) modify the Loan Documents as further described herein (the “Modification”).
F.Lender hereby consents to the Extension and the Modification upon and subject to all covenants, terms and conditions herein provided, and on the basis of the facts and statements contained in the recitals.
G.Manager acknowledges and agrees to the terms hereof as evidenced by its execution of this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Extension. Lender and Borrower agree to extend the Maturity Date to October 11, 2024 (the “Extended Maturity Date”). As of the Effective Date, all references to the term “Maturity Date” in the Loan Documents are hereby changed to refer to the Maturity Date as extended pursuant to the terms hereof and the term “Loan Documents” in the Loan Documents shall be deemed to include this Agreement, and any and all documents, instruments and agreements executed or delivered in connection herewith, as the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time. Borrower agrees to continue to make monthly payments as provided under the Note and Loan Agreement on each Monthly Payment Date up to and including the Maturity Date as extended pursuant to the terms hereof in the same manner set forth in the Loan Documents.
2.Interest Rate Cap Agreement. For the avoidance of doubt, from and after the Effective Date, Borrower shall have no obligation to obtain or maintain an Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement.
3.Equity Contribution and Closing Deposit. On or prior to the Effective Date, Borrower shall deposit $10,000,000.00 (the “Equity Contribution”) with Lender to be applied to the principal balance of the Loan, which shall be applied as a prepayment pursuant to the terms of the Loan Documents.
4.Cash Management. Subject to the satisfaction of all conditions set forth herein, the Loan Documents and Cash Management Agreement are hereby deemed modified as follows:
(a)Borrower and Lender acknowledge and agree that a Trigger Period shall be deemed to have commenced as of the Effective Date and to be continuing until the Debt is paid in full.

(b)Provided no Event of Default has occurred, Borrower shall not be required to deposit Tax Funds pursuant to Section 6.3.1 of the Loan Agreement and Borrower shall be obligated to pay Taxes on or before the date such Taxes are due directly. To the extent Bloomberg remits funds for the payment of Taxes (or to reimburse Borrower for the payment of Taxes) to Lender, such amounts shall be deposited into the Clearing Account and swept into the Deposit Account in accordance with Section 6.1 of the Loan Agreement (the “Bloomberg Tax Deposit”). Provided no Event of Default has occurred, Lender shall remit an amount equal to the Bloomberg Tax Deposit from amounts on deposit in the Deposit Account or the Cash Collateral Account to Borrower within 5 Business Days of receipt of an Officer’s Certificate from Borrower requesting disbursement of the Bloomberg Tax Deposit and certifying that (i) Bloomberg has deposited the Bloomberg Tax Deposit into the Clearing Account and (ii) Borrower has paid Taxes (or will use the funds to pay Taxes) in the amount of the Bloomberg Tax Deposit. Following the payment of Taxes, Borrower shall provide evidence reasonably satisfactory to Lender that such Taxes have been paid.
(c)Borrower represents and warrants that an Acceptable Blanket Policy is in effect and, accordingly, pursuant to Section 6.4.3 of the Loan Agreement, deposits into the Insurance Account for Insurance Premiums pursuant to Section 6.4.1 of the Loan Agreement are suspended, and funds on deposit in the Deposit Account shall not be deposited or applied to the Insurance Account pursuant to Section 6.10.1(ii) of the Loan Agreement. Provided no Event of Default has occurred, Lender and Borrower acknowledge and agree that amounts to pay monthly Insurance Premiums to the extent set forth in the Approved Annual Budget shall be deemed Operating Expenses and disbursed pursuant to Section 6.10.1(viii) of the Loan Agreement.
(d)Provided no Event of Default has occurred, notwithstanding the terms of Section 6.2.1 of the Loan Agreement, deposits into the Condominium Account for Condominium Charges pursuant to said Section 6.2.1 are suspended and funds on deposit in the Deposit Account shall not be deposited or applied to the Condominium Account pursuant to Section 6.10.1(iv) of the Loan Agreement. Provided no Event of Default has occurred, Lender and Borrower acknowledge and agree that amounts to pay the monthly budgeted Condominium Charges to the extent set forth in the Approved Annual Budget shall be deemed Operating Expenses and disbursed pursuant to Section 6.10.1(viii) of the Loan Agreement.
(e)An interest-bearing funding obligation deposit account (the “Funding Obligation Deposit Account”) shall be established pursuant to a deposit account control agreement entered into by Lender, Borrower and Wells Fargo Bank, National Association, in its capacity as bank, on or prior to the Effective Date (the “Reserve Account Control Agreement”). On or promptly after the Closing Date, the Lease Funds plus any interest that has accrued thereon shall be transferred into the Funding Obligation Deposit Account.

(f)The Funding Obligation Deposit Account shall be deemed included in the definition of “Cash Management Accounts” for purposes of Sections 6.10.3 and 6.11 of the Loan Agreement which shall apply to the Funding Obligation Deposit Account as if incorporated herein.
(g)Provided no Event of Default has occurred and is continuing, at such time as the Borrower would be entitled to a disbursement from the Rollover Account in accordance with terms of Section 1 of the Agreement Regarding SNDA, assuming the Lease Funds were held in the Rollover Account, Lender shall withdraw funds in the amount of such disbursement from the Funding Obligation Deposit Account, deposit such funds in the Deposit Account and transfer such funds into the Rollover Account, following which such funds shall be disbursed pursuant to Section 1 of the Agreement Regarding SNDA. During the continuance of an Event of Default, Lender may apply any amounts on deposit in the Funding Obligation Deposit Account to the payment of the Debt in any order and in any manner as Lender shall elect in Lender’s discretion, including, but not limit to, transferring all funds on deposit into the Deposit Account.
(h)Section 6.10.1(x) of the Loan Agreement is hereby amended and restated as follows:
(x) Lastly, all amounts remaining after payment of the amounts set forth in clauses (i) through (ix) above (the “Available Cash”) to the Cash Collateral Account to be held or disbursed in accordance with Section 6.8, provided that Lender shall on each Monthly Payment Date use Cash Collateral Funds to make the required payments of Tax Funds, Insurance Funds, Capital Expenditure Funds, Rollover Funds and Condominium Funds as required under Sections 6.2, 6.3, 6.4, 6.5 or 6.6, and the payments required under Section 6.10.1(iii), (vii), (viii) and (ix) as applicable, in the order of priority set forth in this Section 6.10.1 to the extent that funds then on deposit in the Deposit Account shall be insufficient to make such payments in accordance with the order of priority set forth in this Section 6.10.1.
(i)Provided no Event of Default has occurred and is continuing, funds on deposit in the Cash Collateral Account may be disbursed for payment of: (i) Monthly Special Servicing Fees (as defined below); and (ii) Acceptable Leasing Expenses to the extent there are insufficient funds on deposit in the Funding Obligation Deposit Account or Rollover Account to pay such amounts and Borrower satisfies the conditions to disbursement pursuant to Section 6.6.2 of the Loan Agreement.
5.Conditions to Modification. Lender’s agreement hereunder is contingent upon Borrower’s satisfaction of the following conditions, all of which shall be completed to the satisfaction of Lender; provided that Lender’s execution and delivery of this Agreement shall constitute Lender’s acknowledgment that each of the following conditions has been fulfilled (subject to the representations, warranties and covenants contained in this Agreement):

(a)As of the Effective Date, an original copy of this Agreement, duly executed by Borrower, shall have been delivered to Lender.
(b)On or prior to the Effective Date, the Annual Budget attached hereto as Exhibit A shall be approved by Lender in its sole discretion and shall be deemed the Approved Annual Budget pursuant to the Loan Agreement.
(c)As of the Effective Date and after giving effect to the Extension and the Modification set forth herein, Borrower hereby certifies to Lender that (i) no Event of Default has occurred and is continuing under the Loan Documents and (ii) Borrower is in compliance with the Loan Documents in all material respects.
(d)As of the Effective Date, Borrower shall have delivered to Lender an opinion of Borrower’s counsel that each of this Agreement and the Reserve Account Control Agreement is (i) enforceable against the Borrower in accordance with its applicable terms, (ii) has been duly authorized, executed and delivered by Borrower and (iii) with respect to the Reserve Account Control Agreement, creates in favor of Lender a perfected security interest in the Funding Obligation Deposit Account.
(e)As of the Effective Date, Borrower shall have paid to Lender all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection with this Agreement.
(f)On or prior to the Effective Date, Borrower shall pay a consent fee in the amount of $1,000,000.00 to Lender in immediately available funds (the “Consent Fee”).
(g)As of the Effective Date, Borrower shall have paid to Lender all special servicing fees that have accrued from the date the Loan was transferred to the Special Servicer through the Effective Date at the rate of 0.25% per annum on the basis of the same principal amount and for the same period respecting which any related interest payment on the Loan is computed (“Accrued Special Servicing Fees”).
6.Covenants.
(a)Each month, Borrower agrees to pay to the Special Servicer all special servicing fees which continue to accrue as long as the Loan is in special servicing at the rate of 0.25% per annum on the basis of the same principal amount and for the same period respecting which any related interest payment on the Loan is computed (the “Monthly Special Servicing Fees”). Lender shall pay the Monthly Special Servicing Fees monthly from the Cash Collateral Account to the extent available funds are on deposit with Lender to pay such Monthly Special Servicing Fees. If there are insufficient funds on deposit to pay the Monthly Special Servicing Fees, Borrower shall pay such Monthly Special Servicing Fees within five (5) Business Days of request. The Loan shall remain in special servicing until paid in full. So long as no Event of Default occurs and the Loan is repaid in full on or prior to October 11, 2024, no modification, liquidation or workout fee (other than

Accrued Special Servicing Fees, Monthly Special Servicing Fees and the Consent Fee) will be payable in connection with this Agreement or repayment of the Loan.
(b)Borrower shall provide monthly updates to Lender regarding the Refinancing, which may be provided via email addressed to daniel.lamont@wellsfargo.com.
7.Events of Default. The Parties acknowledge and agree that this Agreement is a Loan Document, and that the provisions of Section 8.1 of the Loan Agreement shall apply with equal force and effect to the obligations, representations, covenants and agreements of Borrower hereunder.
8.Foreclosure Cooperation. Following an Event of Default, in the event that Lender initiates one or more foreclosure proceedings, proceedings for the appointment of a receiver, any action in respect of the Note or any other enforcement action, in each case with respect to Lender’s rights and remedies under any of the Loan Documents with respect to the Property (each, an “Enforcement Action”), Borrower shall reasonably cooperate with Lender with respect thereto.
9.Representations and Warranties.
(a)Borrower acknowledges and agrees that the recitals herein are true and correct.
(b)Borrower hereby agrees, acknowledges, represents, warrants, and covenants that no Event of Default (or, to Borrower’s knowledge, Default) exists as of the Effective Date under the Loan Documents.
(c)As of the Effective Date, Borrower hereby acknowledges that, nothing contained herein shall be construed to relieve Borrower from any of its obligations under the Note, the Security Instrument, the Loan Agreement, the Environmental Indemnity, the Cash Management Agreement or the other Loan Documents and that the Note, the Environmental Indemnity, the Cash Management Agreement and the other Loan Documents are valid, binding and fully enforceable according to their terms.
(d)As of the Effective Date, Borrower represents, warrants and covenants that it has the full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on its part to be observed or performed.
10.Acknowledgment of Debt, Release of Claims and Status of Loan.
(a)Borrower confirms, acknowledges, and stipulates that all terms, conditions, and provisions of the Loan Documents are valid and enforceable obligations, continue in full force and effect and remain unaffected and unchanged, except as otherwise expressly set forth in this Agreement. This Agreement is not intended to be, and shall not be construed to constitute, a novation of any or all of the Loan Documents, nor is it intended to create or constitute a modification of the Loan or the Loan Documents (except as otherwise expressly set forth herein) or a release or relinquishment of, and shall not affect in any way, the liens, security interests and rights thereunder, all of which are hereby ratified, confirmed, renewed, and extended by Borrower in all respects. Borrower reaffirms to Lender each of the representations, warranties, covenants, and agreements of Borrower set forth in the Loan Documents, with the same force and effect as if each were separately stated herein and made as of the Effective Date; provided, however, such reaffirmation of representations and warranties of Borrower is subject to such changes of fact as may have occurred since the execution of the Loan Documents that (x) have not resulted from a breach of any covenant of Borrower in the Loan Documents and (y) have not had and could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of clauses (x) and (y) of the immediately preceding sentence, (A) the representations and warranties set forth in Section 3.1.17 of the Loan Agreement with respect to the Leases are hereby modified to conform to the Bloomberg Lease as modified through the Effective Date (subject to Borrower’s representation and warranty that it has provided Lender with true and complete copies of such modifications) and (B) the representation set forth in Section 3.1.32(e) is modified to read: “As of the date hereof, the members of the Condominium Board are as follows: Jessica Lopez, Thomas Sanelli, Gary Hansen, Barry Langer and Michael Kim.” Except as may specifically be modified by this Agreement: (i) Borrower agrees to comply with all terms and provisions of the Loan Documents to which it is a party; and (ii) the provisions of the other Loan Documents shall remain unmodified and in full force and effect except as set forth herein.
(b)If an Event of Default under this Agreement or the Loan Documents occurs, all outstanding Debt shall be immediately due and payable in full without notice or demand, and Lender shall be entitled to the immediate exercise of all its rights and remedies that may be available to it under the Loan Documents. Lender expressly reserves its right to exercise any and all rights and remedies available under any of the Loan Documents (as amended by this Agreement), at law or in equity, with respect to any Defaults and/or Events of Default that may exist and Lender specifically reserves its rights with respect thereto and all of its rights and remedies under the Loan Documents, at law or in equity. Nothing in this Agreement shall constitute a waiver of any default or Event of Default under the Loan Documents or hereunder or of Lender’s rights or remedies under any other indebtedness now or hereafter existing between Lender and Borrower. In the event Borrower fails to make payment in full of the amount then due on or before the Maturity Date, the Debt outstanding under the Loan Documents shall be immediately due and payable to Lender, and Lender may, without further notice, exercise any and all rights and remedies available to it.
(c)Borrower hereby confirms, acknowledges, and stipulates that as of the Effective Date it has no defenses, counterclaims, offsets, cross-complaints, recoupments, causes of action, rights, claims or demands of any kind or nature whatsoever, including, without limitation, any usury or lender-liability claims or defenses arising out of the Loan, any Loan Documents, the Property, or any past or present relationship between or among Borrower and Lender (including any servicer, special servicer or other agent or representative acting on its behalf), or any of their respective past, present and/or future parent, subsidiary, and affiliated entities and, with respect to each of the foregoing, their respective past and present officers, directors, shareholders, partners, limited partners, members, representatives, principals, owners, affiliates, attorneys, accountants, agents, and employees, and their respective successors, heirs, and assigns that can be asserted either to reduce or eliminate all or any part of Borrower’s liability for the Loan or to seek affirmative relief or damages of any kind or nature from Lender or its agents or its assigns. Borrower further confirms, acknowledges, and stipulates that to the extent that any such claim should in fact exist, including without limitation, any usury or lender-liability claim, it is being fully, finally, and irrevocably released by Borrower as and to the extent expressly provided in Section 11 of this Agreement.
11.General Release of Claims and Indemnity.
(a)As a material inducement to Lender to enter into this Agreement and to grant the additional concessions to the Borrower reflected herein, all in accordance with and subject to the terms and conditions of this Agreement, and all of which are to the direct advantage and benefit of the Borrower, Borrower, on its own behalf and on behalf of each of its respective past, present, and future predecessors, successors, heirs, subsidiaries, parent entities, assigns, shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers, and any other individuals and entities claiming or acting by, through, under, or in concert with the Borrower (collectively, the “Borrower Releasors”), hereby fully and forever release, relinquish, remise, discharge, satisfy and acquit Lender (including any servicer or other agent or representative acting on its behalf, including, without limitation, any servicer) and any of their respective past, present, and future predecessors, heirs, successors, subsidiaries, parent entities, assigns, participants, shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers, and any other individuals and/or entities claiming or acting by, through, under, or in concert with each such entity or individual (the “Lender Releasees”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, claims of offset, indebtedness, debts, bonds, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action of any nature whatsoever, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description, or character whatsoever, arising directly or indirectly, either now accrued or hereafter maturing and whether known or unknown, which in each case, Borrower has as of the Effective Date by reason of any matter, cause or thing arising prior to the Effective Date, including specifically, but without limitation, matters arising out of, in connection with or relating to (i) the Loan, the Loan Documents and/or the indebtedness evidenced thereby, including, the administration thereof, (ii) the Property, (iii) Lender Releasees’ acts, statements, conduct, representations, and/or omissions made in connection therewith, including, without limitation, the disbursement of funds from any and all escrows, reserves, and/or accounts, or any election of Lender to refrain from any such disbursements, and the negotiation of this Agreement, (iv) intentionally omitted, and (v) any existing fact, matter, transaction, or event relating thereto, whether known or unknown, suspected or unsuspected, whether liquidated or unliquidated, each as though fully set forth herein at length but in all cases, only to the extent arising prior to the execution and delivery of this Agreement (collectively, the “Released Claims”, or individually the “Released Claim”); provided, however, that nothing herein shall be construed as a waiver or release by Borrower Releasors as to any Released Claims against the Lender Releasees to the extent any such Released Claims arose out of or in connection with Lender Releasee’s willful misconduct or gross negligence.
(b)Borrower Releasors hereby waive the provisions of any applicable laws restricting the release of claims which the Borrower Releasors do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases. In this connection, Borrower Releasors hereby agree, represent, and warrant to Lender Releasees that Borrower Releasors realize and acknowledge that factual matters presently existing but unknown as of the Effective Date may have given rise to causes of action, claims, demands, debts, controversies, damages, costs, losses, and expenses which are presently unknown, unanticipated, and unsuspected, and Borrower Releasors further agree, represent, and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that Borrower Releasors nevertheless hereby intend to release, discharge, and acquit the Lender Releasees from any such presently existing but unknown Released Claims.
(c)Borrower Releasors hereby acknowledge that they have not relied upon any representation of any kind made by Lender (including any servicer, special servicer or other agent or representative acting on its behalf) or any affiliate of any of them in making the foregoing release, except as specifically set forth herein or in the other Loan Documents.
(d)Borrower Releasors represent and warrant to Lender that Borrower Releasors have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any Released Claim hereunder or any portion thereof or interest therein, and each Borrower Releasor agrees to indemnify, protect, defend, and hold each of the Lender Releasees harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.
(e)Borrower hereby agrees to indemnify, defend and hold Lender and each of its agents, servicers, predecessors, successors and assigns (the “Lender Parties”) harmless against any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Lender’s reasonable attorneys’ fees) of whatever kind or nature which may be asserted against, imposed on or incurred by any Lender Party as a result of any action or proceeding instituted by any party in connection with this Agreement, the Loan Documents or which may be asserted against, imposed on or incurred by any Released Party in connection with any matter relating to or arising out of a breach by

Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement.
(f)The releases and indemnification in this Section 11 shall survive the termination of the Loan Documents and payment in full of the obligations.
12.Miscellaneous.
(a)This Agreement applies to, inures to the benefit of, and binds all parties hereof, their heirs, legatees, devisees, administrators, executors, and permitted successors and assigns. This Agreement may not be amended, modified or otherwise changed in any manner except by a writing executed by all of the parties hereto.
(b)In case any provision of this Agreement shall be invalid, illegal, or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(c)In the event of any conflict or ambiguity between the terms, covenants and provisions of this Agreement and those of the Loan Documents, the terms, covenants and provisions of this Agreement shall control. This Agreement shall (and shall be deemed to) constitute a “Loan Document”.
(d)Borrower shall execute and deliver such further instruments and perform such further acts as may be requested by Lender from time to time to confirm the provisions of this Agreement and the Loan Documents, to correct any errors in the documenting of this Agreement, to carry out more effectively the purposes of this Agreement and the Loan Documents, or to better assure, convey, assign, transfer, perfect or confirm unto Lender the property and rights (including the priority of any lien created by any of the Loan Documents) intended to be given to Lender in the Loan Documents, in each case without in any way increasing the obligations of Borrower (other than to a de minimis extent) or reducing Borrower’s rights under the Loan Documents (other than to a de minimis extent).
(e)None of the representations, warranties or covenants contained herein shall in any way limit any representation, warranty or covenant contained in any Loan Document, except as expressly modified by this Agreement.
(f)This Agreement may be signed in any number of counterparts by the parties hereto, all of which taken together shall constitute one and the same instrument. An electronic counterpart, such as .PDF or similar, shall constitute an original for all purposes.
(g)The headings and titles of the several sections of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision of this Agreement.

(h)This Agreement shall be construed and enforced in accordance with the laws of the State of New York (without giving effect to rules regarding conflict of laws).
(i)This Agreement and the documents referred to herein or delivered pursuant hereto contain the entire agreement and understanding between the parties concerning the subject matter hereof, and supersede and replace all prior negotiations, proposed agreements and agreements written or oral concerning the subject matter hereof. Each of the parties further acknowledges that it is not executing this Agreement in reliance on any promise, representation or warranty not contained in this Agreement. Except for the matters specifically set forth herein, this Agreement does not alter, amend, modify or release any right of Lender, or any obligations of Borrower in connection with the Loan Documents. By execution of this Agreement, Lender is not waiving any principal, interest, costs or attorneys’ fees or any other amounts payable under the Loan Documents. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. This Agreement may not be modified orally but only by a written agreement executed by each of the parties and designated as an amendment or modification of this Agreement.

(j)The parties hereto agree that any rule of construction to the effect that ambiguities are resolved against the drafting party shall not apply to the interpretation of this Agreement.

(k)Borrower acknowledges that they have reviewed this Agreement in its entirety, having consulted such legal, tax or other advisors as it deems appropriate and understands and agrees to each of the provisions of this Agreement and further acknowledges that it has entered into this Agreement voluntarily.

(l)The provisions of Section 10.1 of the Loan Agreement are hereby incorporated by reference into this Agreement and shall apply with the same force and effect to the obligations and representations of Borrower and Manager hereunder, as if the same were fully set forth herein.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
BORROWER:

731 OFFICE ONE LLC, a Delaware limited liability company

By:    731 Office One Holding LLC, a Delaware limited liability company, its sole member,

By: Alexander’s, Inc., a Delaware corporation, its sole member

By:	/s/ Steven J. Borenstein
Name: Steven J. Borenstein
Title: Authorized Signatory

[Signatures continued on following page]

LENDER:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF DBCG 2017-BBG MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
By:    Wells Fargo Bank, National Association, solely in its capacity as Special Servicer

By:	/s/ Daniel S. Lamont
Name: Daniel S. Lamont
Title: Executive Director

[Signatures continued on following page]

By executing below, Manager acknowledges and agrees to the terms hereof.

MANAGER:

ALEXANDER’S MANAGEMENT LLC, a New York limited
liability company

By:	/s/ Steven J. Borenstein
Name: Steven J. Borenstein
Title: Authorized Signatory
[Signatures continued on following page]

By executing the below, Cash Management Bank acknowledges and agrees to the terms of Section 4 hereof.

CASH MANAGEMENT BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Donna S. Brown
Name: Donna S. Brown
Title: Vice President

[End of signatures.]

Exhibit A

Annual Budget